UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):June 26, 2018

ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26330	23-2119058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Gibraltar Road
Horsham, Pennsylvania  19044
(Address of principal executive offices, including zip code)

(215) 682-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 26, 2018, the board of directors (the “Board”) of Astea International Inc. (the “Company”) formed a special committee of independent directors of the Board (the “Special Committee”) that is authorized to analyze the Company’s capital structure, specifically related to the outstanding convertible preferred stock, in order to determine if there is a viable recapitalization alternative for the Company that would positively impact shareholder value for all of the Company’s stockholders.
The Company does not intend to disclose any possible recapitalization alternatives unless and until the Special Committee recommends a viable alternative to the Board and the Board approves such alternative.  There is no assurance that any viable recapitalization alternatives will be recommended by the Special Committee or approved by the Board.  The analysis is not being undertaken in response to any current liquidity needs.  As the Company disclosed in its Form 10-Q for the quarter ended March 31, 2018, the Company expects its revenues will generate sufficient cash from operations through at least May 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astea International Inc.
June 29, 2018	By:	/s/ Rick Etskovitz
	Name:	Rick Etskovitz Chief Financial Officer
Title: